EXHIBIT 2.4

                               THIRD AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

     This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of March 1, 1996 ("Third Amendment"), is made by and among Fairchild Industries, Inc., a Delaware corporation ("Fairchild"), RHI Holdings, Inc., a a Delaware corporation ("RHI"), The Fairchild Corporation, a Delaware corporation ("TFC"), and Shared Technologies Inc., a Delaware corporation ("Shared Technologies"), amending certain provisions of the Agreement and Plan of Merger dated as of November 9, 1995, as amended by the First Amendment to Agreement and Plan of Merger dated as of February 2, 1996 (the "First Amendment"), as further amended by the Second Amendment to Agreement and Plan of Merger dated as of February 23, 1996 (the "Second Amendment"), including the exhibits and schedules thereto (the Agreement and Plan of Merger, as amended by the First Amendment and the Second Amendment, are referred to collectively herein as the "Merger Agreement") by and among Fairchild, RHI, TFC and Shared Technologies. Terms not otherwise defined herein which are defined in the Merger Agreement shall have the same respective meanings herein as therein.

     WHEREAS, Fairchild, RHI, TFC and Shared Technologies have agreed to modify certain terms and conditions of the Merger Agreement as specifically set forth in this Third Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         AMENDMENTS TO MERGER AGREEMENT

     1.1 The Merger Agreement hereby is amended by deleting therefrom in its entirety Section 1.1 of the Second Amendment.


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     1.2 Section  10.1(d) of the Merger  Agreement (as amended by Section 1.6 of the Second Amendment) hereby is amended by deleting the words "on or before March 4, 1996", and adding the words "on or before March 13, 1996" at the end of such section.

     1.3 Section 6.7(b) of the Merger Agreement (as amended by Section 1.3 of the Second Amendment) hereby is amended by deleting clauses (x) and (y) therefrom in their entirety (but not deleting the proviso following such clauses), and substituting therefor the following: "(x) is less than $80,000,000, TFC shall pay to Shared Technologies an amount in cash equal to such difference or (y) is more than $80,000,000 Shared Technologies shall pay to TFC an amount in cash equal to such difference;".

                                   ARTICLE II

                        PROVISIONS OF GENERAL APPLICATION

     2.1 Except as otherwise expressly provided by this Third Amendment, all of the terms, conditions and provisions to the Merger Agreement remain unaltered. The Merger Agreement and this Third Amendment shall be read and construed as one agreement.

     2.2 If any of the terms of this Third Amendment shall conflict in any respect with any of the terms of the Merger Agreement, the terms of this Third Amendment shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

SHARED TECHNOLOGIES INC.                               THE FAIRCHILD CORPORATION


By: /s/ Anthony D. Autorino                            By: /s/ Donald E. Miller
    -----------------------                                --------------------
    Chief Executive Officer                                Senior Vice President
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FAIRCHILD INDUSTRIES, INC.                             RHI HOLDINGS, INC.


By: /s/ Donald E. Miller                               By: /s/ Donald E. Miller
    --------------------                                   --------------------
    Vice President                                         Vice President

ACCEPTED AND AGREED TO BY:


FAIRCHILD HOLDING CORP.


By: /s/ Donald E. Miller
    --------------------
    Vice President

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